Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2013, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is May 30, 2014 relating to the financial statements and financial statement schedule, which appears in NeoPhotonics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 25, 2014